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                               EXHIBIT 23(b)



                      CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of Hastings Manufacturing Company and its subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission.




                              /s/BDO SEIDMAN LLP

Grand Rapids, Michigan
March 10, 1999